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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

CLOUDCOMMERCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13215	30-0050402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

1933 Cliff Drive, Suite 1 Santa Barbara, California	93109
(Address of Principal Executive Offices)	(Zip Code)

(805) 964-3313

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/_/ Written communications pursuant to Rule 425 under the Securities Act

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

/_/Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 3, 2016, CloudCommerce, Inc. (the"Company") issued and sold an unsecured promissory note (the "Note") in the aggregate principal amount of $500,000 to a lender, of which $36,000 was advanced upon execution of the Note (the "Initial Consideration"). The lender may pay additional consideration up to $464,000 to the Company in such amounts as the lender may choose in its sole discretion (the "Additional Consideration"). The principal sum due to the lender pursuant to the Note shall be the Initial Consideration plus any Additional Consideration paid by the lender. The Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of the Note. The principal amount of the Note together with interest accrued thereon is due and payable on demand, but in no case later than October 3, 2019. The Company may prepay all or any portion of the principal of the Note at any time without penalty or premium. The Note bears interest at a rate of 5% per annum and contains customary events of default, including, default in any payment required under the Note, insolvency of the Company and commencement of bankruptcy proceedings with respect to the Company.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Note filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLOUDCOMMERCE, INC.

Date: October 7, 2016	By:	/s/ Andrew Van Noy
Name: Andrew Van Noy
Title: Chief Executive Officer